News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G DELIVERS FISCAL YEAR COMMITMENTS; ORGANIC SALES INCREASE 3%, CORE EARNINGS PER SHARE UP 5% Fourth Quarter Core EPS $0.95, Up 20%

CINCINNATI, Aug. 1, 2014 - The Procter & Gamble Company (NYSE:PG) reported fiscal year 2014 core earnings per share of $4.22, an increase of five percent versus the prior year.  Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 14%.  Diluted net earnings per share were $4.01, an increase of four percent. Organic sales grew three percent driven by three percent unit volume growth.  Net sales were $83.1 billion, an increase of one percent versus the prior year, including a negative two percentage point impact from foreign exchange.

For the April – June 2014 quarter, core earnings per share were $0.95, an increase of 20% versus the prior year period.  Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 25%.  Diluted net earnings per share were $0.89, an increase of 39% percent. Organic sales grew two percent, including a two percentage point benefit from pricing.  Shipment volume was in-line with prior year levels.  Net sales were $20.2 billion, a decrease of one percent versus the prior year period, including a negative two percentage point impact from foreign exchange and a modest negative impact from minor divestitures.

"P&G delivered top and bottom line commitments for the fiscal year," said Chairman, President, and Chief Executive Officer A.G. Lafley.  "We met our objectives in a very difficult operating environment, delivered strong constant currency earnings growth, and built on our strong track record of cash returns to shareholders. Still, we have more work to do to deliver the profitable sales growth and strong cash productivity we are capable of delivering.  We will discuss our going-forward strategy and plans to further strengthen our results during our earnings call this morning."

Fiscal Year Discussion

In fiscal year 2014 net sales increased one percent to $83.1 billion, including a negative two percentage point impact from foreign exchange.  Organic sales grew three percent.  Organic sales were at or above year ago levels in each reporting segment.  Volume grew three percent.  Pricing increased sales by one percent with higher pricing in three of five reporting segments.  Unfavorable geographic and product mix decreased sales by one percent.

Fiscal 2014 Net Sales Drivers		Foreign			Net	Organic	Organic
	Volume	Exchange	Price	Mix	Sales	Volume	Sales
Beauty	0%	-2%	0%	0%	-2%	0%	0%
Grooming	1%	-3%	4%	-2%	0%	1%	3%
Health Care	2%	-1%	1%	-1%	1%	2%	2%
Fabric Care and Home Care	5%	-3%	0%	-1%	1%	5%	4%
Baby, Feminine and Family Care	4%	-3%	1%	0%	2%	3%	4%
Total P&G	3%	-2%	1%	-1%	1%	3%	3%

•
Beauty segment organic sales were flat with gains from market growth and product and commercial innovation in Hair Care, Deodorants, and Personal Cleansing offset by sales decreases in Salon Professional and Skin Care from competitive activity and market contraction.

•
Grooming segment organic sales increased three percent due to higher pricing and innovation on Blades & Razors and Appliances, which was partially offset by negative geographic and product mix from disproportionate growth in developing markets and disposables.

•
Health Care segment organic sales increased two percent due to growth in Oral Care from innovation, geographic market expansion and market growth, and in Personal Health Care, where innovation and market expansion more than offset a lower cough and cold season.

•
Fabric Care and Home Care segment organic sales increased four percent with growth across each business.  Fabric Care was up behind new innovation and developing market growth.  Home Care grew sales behind new innovation in developed and developing markets.  Personal Power grew sales due to distribution expansion in developed regions and market growth in developing regions.

•
Baby, Feminine and Family Care segment organic sales increased four percent.  Baby Care sales were up behind global product innovation and market growth in the developing regions.  Feminine Care sales grew due to developing market growth and product innovation.  Family Care sales increased behind product innovation, partially offset by competitive activity.

Core earnings per share, which exclude non-core restructuring charges, charges for European legal matters and balance sheet devaluation charges resulting from foreign exchange policy changes in Venezuela, were $4.22, an increase of five percent versus the prior year.  Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 14% for the year.  Diluted net earnings per share from continuing operations increased four percent to $3.98, and diluted net earnings per share were $4.01, an increase of four percent versus the prior year.

Operating profit margin increased 100 basis points primarily driven by a reduction in selling, general and administrative (SG&A) expense, partially offset by a lower gross margin.  Gross margin decreased 100 basis points primarily driven by 150 basis points of unfavorable geographic and product mix, 90 basis points of unfavorable foreign exchange, and 50 basis points of negative commodity impacts which were partially offset by manufacturing savings of approximately 190 basis points.  SG&A as a percentage of sales decreased 170 basis points driven by a combination of marketing efficiencies and overhead productivity savings.

Operating cash flow was $14.0 billion for the year.  Free cash flow productivity was 86%.  The Company repurchased $6.0 billion of common stock and returned $6.9 billion of cash to shareholders as dividends.  P&G announced a seven percent increase to the quarterly dividend in April, making this the 58th consecutive year of dividend increases.

Fiscal Year 2015 Guidance

P&G expects organic sales growth in the low-to-mid single digit range in fiscal year 2015.  Net sales growth is expected to be in the low single digit range, including a negative one point impact from foreign exchange.

Core earnings per share are forecast to grow in the range of mid-single digits for the fiscal year.  All-in GAAP diluted net earnings per share are also expected to grow in the range of mid-single digits, including approximately $0.20 per share of non-core restructuring charges.

P&G noted that the quarterly profile of earnings will be heavily influenced by the variation of foreign exchange impacts from period-to-period.  The Company expects the most significant negative impact from foreign exchange in the July-September 2014 quarter.  At current spot rates, P&G expects foreign exchange to be roughly neutral to earnings growth in the second half of fiscal year 2015.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Twelve Months Ended June 30			Twelve Months Ended June 30
	2014	2013	% Change	2014	2013	% Change
NET SALES	$ 83,062	$ 82,581	1%	$ 83,062	$ 82,581	1%

COST OF PRODUCTS SOLD	42,460	41,391	3%	42,155	41,130	2%

GROSS PROFIT	40,602	41,190	-1%	40,907	41,451	-1%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	25,314	26,552	-5%	24,818	25,715	-3%

OPERATING INCOME	15,288	14,330	7%	16,089	15,736	2%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$3.98	$3.83	4%	$4.22	$4.02	5%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	48.9%	49.9%	(100)	49.2%	50.2%	(100)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.5%	32.2%	(170)	29.9%	31.1%	(120)
OPERATING MARGIN	18.4%	17.4%	100	19.4%	19.1%	30

CASH FLOW (TWELVE MONTHS ENDED JUNE 30) - SOURCE/(USE)	2014	2013			`
OPERATING CASH FLOW	13,958	14,873
FREE CASH FLOW	10,110	10,865
DIVIDENDS	(6,911)	(6,519)
SHARE REPURCHASE	(6,005)	(5,986)

*Core excludes incremental restructuring charges, certain legal reserves and impairments, a gain on on the buyout of our Iberian JV, and balance sheet impact of Venezuela devaluations.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended June 30			Three Months Ended June 30
	2014	2013	% Change	2014	2013	% Change
NET SALES	$ 20,157	$ 20,297	-1%	$ 20,157	$ 20,297	-1%

COST OF PRODUCTS SOLD	10,636	10,577	1%	10,535	10,519	0%

GROSS PROFIT	9,521	9,720	-2%	9,622	9,778	-2%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,281	6,761	-7%	6,173	6,652	-7%

OPERATING INCOME	3,240	2,651	22%	3,449	3,126	10%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$0.89	$0.64	39%	$0.95	$0.79	20%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	47.2%	47.9%	(70)	47.7%	48.2%	(50)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.2%	33.3%	(210)	30.6%	32.8%	(220)
OPERATING MARGIN	16.1%	13.1%	300	17.1%	15.4%	170

CASH FLOW (TWELVE MONTHS ENDED JUNE 30) - SOURCE/(USE)	2014	2013			`
OPERATING CASH FLOW	13,958	14,873
FREE CASH FLOW	10,110	10,865
DIVIDENDS	(6,911)	(6,519)
SHARE REPURCHASE	(6,005)	(5,986)

*Core excludes incremental restructuring charges, certain legal reserves and impairments, a gain on on the buyout of our Iberian JV, and balance sheet impact of Venezuela devaluations.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information, Restated for Pet Care Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended March 31			Three Months Ended March 31
	2014	2013	% Change	2014	2013	% Change
NET SALES	$ 20,178	$ 20,205	0%	$ 20,178	$ 20,205	0%

COST OF PRODUCTS SOLD	10,366	10,093	3%	10,276	10,043	2%

GROSS PROFIT	9,812	10,112	-3%	9,902	10,162	-3%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,407	6,751	-5%	6,063	6,339	-4%

OPERATING INCOME	3,405	3,361	1%	3,839	3,823	0%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$0.89	$0.87	2%	$1.02	$0.98	4%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	48.6%	50.0%	(140)	49.1%	50.3%	(120)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.8%	33.4%	(160)	30.0%	31.4%	(140)
OPERATING MARGIN	16.9%	16.6%	30	19.0%	18.9%	10

CASH FLOW (NINE MONTHS ENDED MARCH 31) - SOURCE/(USE)	2014	2013			`
OPERATING CASH FLOW	9,452	10,481
FREE CASH FLOW	6,845	8,055
DIVIDENDS	(5,097)	(4,797)
SHARE REPURCHASE	(5,505)	(4,985)

*Core excludes incremental restructuring charges, certain legal reserves and impairments, a gain on on the buyout of our Iberian JV, and balance sheet impact of Venezuela devaluations.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information, Restated for Pet Care Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended December 31			Three Months Ended December 31
	2013	2012	% Change	2013	2012	% Change
NET SALES	$ 21,897	$ 21,737	1%	$ 21,897	$ 21,737	1%

COST OF PRODUCTS SOLD	10,884	10,609	3%	10,832	10,555	3%

GROSS PROFIT	11,013	11,128	-1%	11,065	11,182	-1%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,490	6,699	-3%	6,449	6,602	-2%

OPERATING INCOME	4,523	4,429	2%	4,616	4,580	1%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$1.17	$1.38	-15%	$1.20	$1.21	-1%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	50.3%	51.2%	(90)	50.5%	51.4%	(90)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	29.6%	30.8%	(120)	29.5%	30.4%	(90)
OPERATING MARGIN	20.7%	20.4%	30	21.1%	21.1%	-

CASH FLOW (SIX MONTHS ENDED DECEMBER 31) - SOURCE/(USE)	2013	2012			`
OPERATING CASH FLOW	5,343	6,619
FREE CASH FLOW	3,680	5,090
DIVIDENDS	(3,409)	(3,206)
SHARE REPURCHASE	(4,004)	(3,984)

*Core excludes incremental restructuring charges, certain legal reserves and impairments, a gain on on the buyout of our Iberian JV, and balance sheet impact of Venezuela devaluations.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information, Restated for Pet Care Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended September 30			Three Months Ended September 30
	2013	2012	% Change	2013	2012	% Change
NET SALES	$ 20,830	$ 20,342	2%	$ 20,830	$ 20,342	2%

COST OF PRODUCTS SOLD	10,574	10,112	5%	10,512	10,013	5%

GROSS PROFIT	10,256	10,230	0%	10,318	10,329	0%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,136	6,341	-3%	6,133	6,122	0%

OPERATING INCOME	4,120	3,889	6%	4,185	4,207	-1%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$1.03	$0.95	8%	$1.05	$1.04	1%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	49.2%	50.3%	(110)	49.5%	50.8%	(130)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	29.5%	31.2%	(170)	29.4%	30.1%	(70)
OPERATING MARGIN	19.8%	19.1%	70	20.1%	20.7%	(60)

CASH FLOW (THREE MONTHS ENDED SEPTEMBER 30) - SOURCE/(USE)	2013	2012			`
OPERATING CASH FLOW	2,044	2,770
FREE CASH FLOW	1,319	1,965
DIVIDENDS	(1,708)	(1,605)
SHARE REPURCHASE	(2,502)	(2,584)

*Core excludes incremental restructuring charges, certain legal reserves and impairments, a gain on on the buyout of our Iberian JV, and balance sheet impact of Venezuela devaluations.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "believe," "project," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions.  Forward-looking statements are based on current expectation and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the Company's overall business strategy, as well as cost and growth synergies in accordance with the stated goals of these transactions, and without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters (including the pending competition law inquiries in Europe) within current estimates; (7) the ability to successfully manage the  financial, legal, reputational and operational risk associated with third party relationships, such as suppliers, contractors and external business partners; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing arrangements; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, Argentina, China, India and Egypt); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves nearly 5 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Corso, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales growth is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales growth is as follows:

April – June (AMJ) 2014
	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	-5%	2%	0%	-3%
Grooming	5%	2%	0%	7%
Health Care	-1%	1%	0%	0%
Fabric Care and Home Care	-2%	2%	1%	1%
Baby, Feminine, and Family Care	1%	2%	0%	3%
Total P&G	-1%	2%	1%	2%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2014	1%	2%	0%	3%
*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

Core EPS and Currency-neutral Core EPS: Core EPS is a measure of the Company's diluted net earnings per share from continuing operations, adjusted for charges in FYs 2014 and 2013 for incremental restructuring due to increased focus on productivity and cost savings, charges in FYs 2014 and 2013 for the balance sheet impacts from foreign exchange policy changes and the devaluation of the foreign currency exchange rate in Venezuela, charges in FYs 2014 and 2013 related to European legal matters, a holding gain in FY 2013 on the buyout of our Iberian joint venture (JV), and impairment charges in FY 2013 for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.
Currency-neutral Core EPS is a measure of the Company's Core EPS growth excluding the impact of foreign exchange.  We believe the Currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth.
The table below provides a reconciliation of diluted net earnings per share to Core EPS and Core EPS to Currency-neutral Core EPS:

	JAS13	JAS12	OND13	OND12	JFM14	JFM13	AMJ14	AMJ13	FY 14	FY 13
Diluted Net Earnings Per Share	$1.04	$0.96	$1.18	$1.39	$0.90	$0.88	$0.89	$0.64	$4.01	$3.86
Earnings from discontinued operations	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	-	-	$(0.03)	$(0.03)
Diluted Net Earnings Per Share from continuing operations	$1.03	$0.95	$1.17	$1.38	$0.89	$0.87	$0.89	$0.64	$3.98	$3.83
Incremental restructuring charges	$0.02	$0.09	$0.03	$0.04	$0.04	$0.03	$0.04	$0.02	$0.12	$0.18
Venezuela devaluation impacts	-	-	-	-	$0.10	$0.08	-	-	$0.09	$0.08
Charges for European legal matters	-	$0.01	-	-	-	-	$0.02	$0.04	$0.02	$0.05
Gain on buyout of Iberian JV	-	-	-	$(0.21)	-	-	-	-	-	$(0.21)
Impairment charges	-	-	-	-	-	-	-	$0.10	-	$0.10
Rounding impacts	-	$(0.01)	-	-	$(0.01)	-	-	$(0.01)	$0.01	$(0.01)
Core EPS	$1.05	$1.04	$1.20	$1.21	$1.02	$0.98	$0.95	$0.79	$4.22	$4.02
Percentage change vs. prior period	1%		-1%		4%		20%		5%
Currency impact to earnings	$0.08		$0.11		$0.12		$0.04		$0.35
Currency-neutral Core EPS	$1.13		$1.31		$1.14		$0.99		$4.57
Percentage change vs. prior period	9%		8%		16%		25%		14%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Core Operating Profit Margin:  This is a measure of the Company's operating margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings, the current and prior year charges for the balance sheet impacts from the foreign exchange policy changes and the devaluation of the foreign currency exchange rate in Venezuela, the current and prior year charges related to European legal matters and the prior year impairment charges for goodwill and indefinite lived intangible:

	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
Operating Profit Margin	19.8%	19.1%	20.7%	20.4%	16.9%	16.6%	16.1%	13.1%	18.4%	17.4%
Incremental restructuring	0.3%	1.4%	0.4%	0.7%	0.7%	0.6%	0.8%	0.3%	0.5%	0.7%
Venezuela devaluation	-	-	-	-	1.5%	1.7%	-	-	0.4%	0.4%
European legal matters	-	0.1%	-	-	-	-	0.3%	0.5%	0.1%	0.2%
Goodwill/Intangible impairment	-	-	-	-	-	-	-	1.5%	-	0.4%
Rounding	-	0.1%	-	-	-0.1%	-	-0.1%	-	-	-
Core Operating Profit Margin	20.1%	20.7%	21.1%	21.1%	19.0%	18.9%	17.1%	15.4%	19.4%	19.1%

Core Gross Margin:  This is a measure of the Company's gross margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings:
	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
Gross Margin	49.2%	50.3%	50.3%	51.2%	48.6%	50.0%	47.2%	47.9%	48.9%	49.9%
Incremental restructuring	0.3%	0.5%	0.2%	0.2%	0.4%	0.2%	0.5%	0.3%	0.4%	0.3%
Rounding	-	-	-	-	0.1%	0.1%	-	-	-0.1%	-
Core Gross Margin	49.5%	50.8%	50.5%	51.4%	49.1%	50.3%	47.7%	48.2%	49.2%	50.2%

Core Selling, General and Administration Expense (SG&A) as a percentage of sales:  This is a measure of the Company's SG&A as a percentage of sales adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings, the current and prior year charges for the balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela, and the current and prior year charges related to European legal matters:

	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
SG&A as a % NOS	29.5%	31.2%	29.6%	30.8%	31.8%	33.4%	31.2%	33.3%	30.5%	32.2%
Incremental restructuring	-	-0.9%	-0.2%	-0.5%	-0.3%	-0.3%	-0.3%	-	-0.2%	-0.4%
Venezuela devaluation	-	-	-	-	-1.5%	-1.7%	-	-	-0.4%	-0.4%
European legal matters	-	-0.1%	-	-	-	-	-0.3%	-0.5%	-0.1%	-0.2%
Rounding	-0.1%	-0.1%	0.1%	0.1%	-	-	-	-	0.1%	-0.1%
Core SG&A as a % NOS	29.4%	30.1%	29.5%	30.4%	30.0%	31.4%	30.6%	32.8%	29.9%	31.1%

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment. The reconciliation of free cash flow is provided below (amounts in millions):
	Operating Cash Flow	Capital Spending	Free Cash Flow
FY 2014	$13,958	($3,848)	$10,110

Free cash flow productivity:  Free cash flow productivity is defined as the ratio of free cash flow to net earnings.  The Company's long-term target is to generate free cash flow at or above 90 percent of net earnings.  Free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):
	Free Cash Flow	Net Earnings	Free Cash Productivity
FY 2014	$10,110	$11,785	86%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended June 30			Twelve Months Ended June 30

	2014	2013	% CHG	2014	2013	% CHG
NET SALES	$20,157	$20,297	(1)%	$83,062	$82,581	1%
COST OF PRODUCTS SOLD	10,636	10,577	1%	42,460	41,391	3%
GROSS PROFIT	9,521	9,720	(2)%	40,602	41,190	(1)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	6,281	6,761	(7)%	25,314	26,552	(5)%
GOODWILL AND INTANGIBLES IMPAIRMENT CHARGES	0	308	(100)%	0	308	(100)%
OPERATING INCOME	3,240	2,651	22%	15,288	14,330	7%
INTEREST EXPENSE	178	163	9%	709	667	6%
INTEREST INCOME	27	28	(4)%	100	87	15%
OTHER NON-OPERATING INCOME, NET	138	13	962%	206	942	(78)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,227	2,529	28%	14,885	14,692	1%
INCOME TAXES ON CONTINUING OPERATIONS	616	636	(3)%	3,178	3,391	(6)%

NET EARNINGS FROM CONTINUING OPERATIONS	2,611	1,893	38%	11,707	11,301	4%

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS BEFORE INCOME TAX	18	(18)		130	151	(14)%
INCOME TAXES ON DISCONTINUED OPERATIONS	9	(7)		52	50	4%
NET EARNINGS FROM DISCONTINUED OPERATIONS	9	(11)		78	101	(23)

NET EARNINGS	2,620	1,882	39%	11,785	11,402	3%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	41	7	486%	142	90	58%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,579	$1,875	38%	$11,643	$11,312	3%

EFFECTIVE TAX RATE	19.1%	25.1%		21.4%	23.1%

BASIC NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$0.92	$0.66	39%	$4.16	$4.00	4%
EARNINGS FROM DISCONTINUED OPERATIONS	$-	$-		$0.03	$0.04	(25)%
BASIC NET EARNINGS PER COMMON SHARE	$0.92	$0.66	39%	$4.19	$4.04	4%

DILUTED NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$0.89	$0.64	39%	$3.98	$3.83	4%
EARNINGS FROM DISCONTINUED OPERATIONS	$-	$-		$0.03	$0.03	0%
DILUTED NET EARNINGS PER COMMON SHARE	$0.89	$0.64	39%	$4.01	$3.86	4%

DIVIDENDS PER COMMON SHARE	$0.643	$0.602	7%	$2.448	$2.288	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,891.9	2,937.1		2,904.7	2,930.6

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	47.2%	47.9%	(70)	48.9%	49.9%	(100)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	31.2%	33.3%	(210)	30.5%	32.2%	(170)
OPERATING MARGIN	16.1%	13.1%	300	18.4%	17.4%	100
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	16.0%	12.5%	350	17.9%	17.8%	10
NET EARNINGS FROM CONTINUING OPERATIONS	13.0%	9.3%	370	14.1%	13.7%	40
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	12.8%	9.2%	360	14.0%	13.7%	30

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended June 30, 2014
		% Change Versus Year Ago	Earnings From Continuing Operations Before Income Taxes	% Change Versus Year Ago		Net Earnings From Continuing Operations	% Change Versus Year Ago

	Net Sales
Beauty	$4,629	-5%	$661	24%		$498	23%
Grooming	2,072	5%	$645	20%		485	19%
Health Care	1,813	-1%	$290	15%		174	-5%
Fabric Care and Home Care	6,262	-2%	$1,019	-1%		647	-1%
Baby, Feminine and Family Care	5,203	1%	$1,064	-1%		725	2%
Corporate	178	80%	$(452)	N/	A	82	N/	A
Total Company	20,157	-1%	3,227	28%		2,611	38%

	Net Sales Change Drivers (Three Months Ended June 30, 2014)
	(Percent Change vs. Year Ago)
	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price		Mix	Other*		Net Sales Growth
Beauty	-3%	-3%	-2%	0%		0%	0%		-5%
Grooming	2%	2%	-2%	6%		-1%	0%		5%
Health Care	-1%	-1%	-1%	0%		1%	0%		-1%
Fabric Care and Home Care	2%	2%	-2%	-1%		0%	-1%		-2%
Baby, Feminine and Family Care	0%	0%	-2%	3%		0%	0%		1%
Total Company	0%	0%	-2%	2%		0%	-1%		-1%

	Twelve Months Ended June 30, 2014
		% Change Versus Year Ago	Earnings From Continuing Operations Before Income Taxes	% Change Versus Year Ago		Net Earnings From Continuing Operations	% Change Versus Year Ago

	Net Sales
Beauty	$19,507	-2%	$3,530	10%		$2,739	11%
Grooming	8,009	0%	2,589	5%		1,954	6%
Health Care	7,798	1%	1,597	1%		1,083	-1%
Fabric Care and Home Care	26,060	1%	4,678	-2%		3,039	-2%
Baby, Feminine and Family Care	20,950	2%	4,310	-4%		2,940	-4%
Corporate	738	31%	(1,819)	N/	A	(48)	N/	A
Total Company	83,062	1%	14,885	1%		11,707	4%

	Net Sales Change Drivers 2014 vs. 2013 (Twelve Months Ended June 30)
	(Percent Change vs. Year Ago)
	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price		Mix	Other*		Net Sales Growth
Beauty	0%	0%	-2%	0%		0%	0%		-2%
Grooming	1%	1%	-3%	4%		-2%	0%		0%
Health Care	2%	2%	-1%	1%		-1%	0%		1%
Fabric Care and Home Care	5%	5%	-3%	0%		-1%	0%		1%
Baby, Feminine and Family Care	4%	3%	-3%	1%		0%	0%		2%
Total Company	3%	3%	-2%	1%		-1%	0%		1%

Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
* Other includes the sales mix impact from acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Statements of Cash Flows

	Twelve Months Ended June 30
	2014	2013

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,947	$4,436

OPERATING ACTIVITIES
NET EARNINGS	11,785	11,402
DEPRECIATION AND AMORTIZATION	3,141	2,982
SHARE BASED COMPENSATION EXPENSE	360	346
DEFERRED INCOME TAXES	(44)	(307)
GAIN ON SALE AND PURCHASE OF BUSINESSES	(154)	(916)
GOODWILL AND INDEFINITE LIVED INTANGIBLE ASSET IMPAIRMENT CHARGES	-	308
CHANGES IN:
ACCOUNTS RECEIVABLE	87	(415)
INVENTORIES	8	(225)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	1	1,253
OTHER OPERATING ASSETS & LIABILITIES	(1,557)	68
OTHER	331	377
TOTAL OPERATING ACTIVITIES	13,958	14,873

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(3,848)	(4,008)
PROCEEDS FROM ASSET SALES	570	584
ACQUISITIONS, NET OF CASH ACQUIRED	(24)	(1,145)
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	(568)	(1,605)
PROCEEDS FROM SALES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	24	-
CHANGE IN OTHER INVESTMENTS	(261)	(121)
TOTAL INVESTING ACTIVITIES	(4,107)	(6,295)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(6,911)	(6,519)
CHANGE IN SHORT-TERM DEBT	3,304	3,406
ADDITIONS TO LONG-TERM DEBT	4,334	2,331
REDUCTION OF LONG-TERM DEBT	(4,095)	(3,752)
TREASURY STOCK PURCHASES	(6,005)	(5,986)
IMPACT OF STOCK OPTIONS AND OTHER	2,094	3,449
TOTAL FINANCING ACTIVITIES	(7,279)	(7,071)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	39	4

CHANGE IN CASH AND CASH EQUIVALENTS	2,611	1,511

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,558	$5,947

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Condensed Consolidated Balance Sheet
	June 30, 2014	June 30, 2013
CASH AND CASH EQUIVALENTS	$8,558	$5,947
AVAILABLE-FOR-SALE INVESTMENT SECURITIES	2,128	-
ACCOUNTS RECEIVABLE	6,386	6,508
TOTAL INVENTORIES	6,759	6,909
ASSETS HELD FOR SALE	2,849	-
OTHER	4,937	4,626
TOTAL CURRENT ASSETS	31,617	23,990

PROPERTY, PLANT AND EQUIPMENT, NET	22,304	21,666
GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	84,547	86,760
OTHER NONCURRENT ASSETS	5,798	6,847

TOTAL ASSETS	$144,266	$139,263

ACCOUNTS PAYABLE	8,461	8,777
ACCRUED AND OTHER LIABILITIES	8,999	8,828
LIABILITIES HELD FOR SALE	660	-
DEBT DUE WITHIN ONE YEAR	15,606	12,432
TOTAL CURRENT LIABILITIES	33,726	30,037

LONG-TERM DEBT	19,811	19,111
OTHER	20,753	21,406
TOTAL LIABILITIES	74,290	70,554

TOTAL SHAREHOLDERS' EQUITY	69,976	68,709

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$144,266	$139,263